Exhibit 99.1

321 SOUTH BOSTON AVENUE, SUITE 1000

TULSA, OKLAHOMA 74103

PRESS RELEASE FOR IMMEDIATE ISSUANCE

MIDSTATES PETROLEUM ANNOUNCES FOURTH QUARTER AND

FULL YEAR 2016 RESULTS

TULSA, OK—(GLOBE NEWSWIRE) — March 7, 2017 — Midstates Petroleum Company, Inc. (“Midstates” or the “Company”) (NYSE MKT: MPO) today announced its fourth quarter and full year 2016 results.

Fourth Quarter 2016 and Recent Highlights

•                  Reported strong liquidity of $77 million and net debt of $51 million at year-end 2016

•                  Announced year-end 2016 proved reserves of 177.0 million barrels of oil equivalent (MMBoe), with approximately 35% oil; utilizing February 6, 2017 strip pricing, the Company’s year-end 2016 proved reserves had a PV-10 of approximately $1.1 billion

•                  Achieved total Company production of 25,259 Boe per day in the fourth quarter of 2016, of which 83% was in the Mississippian Lime with the balance of production in the Anadarko Basin

•                  Generated Adjusted EBITDA of $35 million, which outpaced operational capital by $13 million for the fourth quarter of 2016

•                  Disclosed a 2017 capital budget of $90 to $100 million with a near term one rig drilling program focused solely in the Mississippian Lime and funded with internally-generated cash flow and available cash

•                  Brought eight non-Arbuckle salt water disposal (SWD) wells online in the Mississippian Lime during 2016, with SWD injection into non-Arbuckle formations currently averaging 42% of total Company Mississippian Lime injection volumes, up from 0% in 2015

Jake Brace, President and Chief Executive Officer commented, “2016 was a turning point year for Midstates as we were able to operate safely, efficiently and effectively through a restructuring process that eliminated approximately $2 billion of debt and established a strong financial foundation for future growth. Midstates’ operational and land teams grew our reserves and acreage position in the Miss Lime substantially, which provides us with a significant runway of economic drilling locations. As the commodity price environment continues to stabilize and strengthen, our strategy will be to continue delivering strong operational results and grow EBITDA and reserve value to the benefit of all our stakeholders.”

(Adjusted EBITDA, Cash Operating Expenses and PV-10 are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure in the tables below.)

Capital Structure and Liquidity

The Company successfully emerged from restructuring on October 21, 2016.  The financial reorganization eliminated approximately $2 billion of debt and more than $185 million in annual interest expense, yielding a clean balance sheet with a new capital structure that includes approximately 25.0 million common shares currently outstanding and a $170 million first lien revolving credit facility maturing in 2020. At year-end 2016, Midstates’ had approximately $128 million drawn against the facility (excluding letters of credit), $77 million in cash and cash equivalents on hand, and net debt of approximately $51 million.

Fourth Quarter 2016 Production and Pricing

Production totaled 25,259 Boe per day. Production from the Company’s Mississippian Lime properties contributed roughly 83%, or 20,903 Boe per day, and the Anadarko Basin properties contributed roughly 17%, or 4,356 Boe per day. For the total Company, oil volumes comprised 30% of total production, natural gas liquids (NGLs) 24%, and natural gas 46%.

Midstates’ average realized price per barrel of oil was $47.19, while its average realized price for NGL sales was $19.51 per barrel. Natural gas averaged $2.74 per thousand cubic feet (Mcf).

Hedging Update

To reduce downside commodity price risk and protect cash flow, Midstates reinstated a hedging program in January 2017. The Company entered into a number of swaps, collars, and 3-way collars to hedge a portion of the Company’s oil and natural gas revenues into the first quarter of 2018. A summary of the Company’s hedges is included in the below table.

		Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	Quarter Ended March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018
NYMEX WTI
Fixed swaps
Hedge position (Bbls)	105,500	227,500	207,000	207,000	—
Weighted average strike price	$55.17	$55.12	$55.29	$55.29	$—
Collars
Hedge position (Bbls)	74,500	136,500	46,000	46,000	—
Weighted average ceiling price	$59.68	$59.73	$60.00	$60.00	$—
Weighted average floor price	$50.00	$50.00	$50.00	$50.00	$—
Three way collars
Hedge position (Bbls)	—	—	115,000	115,000	135,000
Weighted average ceiling price	$—	$—	$62.80	$62.80	$63.50
Weighted average floor price	$—	$—	$50.00	$50.00	$50.00
Weighted average sub-floor price	$—	$—	$40.00	$40.00	$40.00
NYMEX HENRY HUB
Fixed swaps
Hedge position (MMBtu)	—	2,912,000	2,944,000	992,000	—
Weighted average strike price	$—	$3.38	$3.38	$3.38	$—
Collars
Hedge position (MMBtu)	1,298,000	—	—	—	—
Weighted average ceiling price	$3.70	$—	$—	$—	$—
Weighted average floor price	$3.10	$—	$—	$—	$—
Three way collars
Hedge position (MMBtu)	—	—	—	610,000	900,000
Weighted average ceiling price	$—	$—	$—	$4.30	$4.30
Weighted average floor price	$—	$—	$—	$3.25	$3.25
Weighted average sub-floor price	$—	$—	$—	$2.50	$2.50

Fourth Quarter 2016 Costs and Expenses

Cash Operating Expenses, which include lease operating expenses, severance and other taxes, and cash general and administrative costs, but exclude costs related to the restructuring, totaled $28.4 million, or $12.22 per Boe.

Lease operating and workover expenses (LOE) totaled $18.6 million, or $8.01 per Boe, while severance and other taxes were $1.7 million, or $0.74 per Boe.

General and administrative expenses totaled $8.1 million, or $3.50 per Boe, of which $4.2 million, or $1.81 per Boe, was non-cash compensation expense.

Interest expense totaled $1.4 million (net of amounts capitalized). The Company capitalized $0.7 million in interest to unproved properties.

The Company did not record an income tax benefit or loss, and had an effective tax rate of 0%.

Operational Update

Mississippian Lime

At year-end 2016, Midstates held about 116,000 net acres in the Mississippian Lime, an increase of about 34,000 net acres compared to year-end 2015. This acreage position includes acreage capable of being earned under various farm-in agreements that the Company executed during 2016.

Other key highlights include:

•                  Added 121 technical proved undeveloped (PUD) locations in 2016 with one rig operating for most of the year

•                  Produced an average of 20,903 Boe per day in the fourth quarter of 2016, of which 29% was oil, 23% NGLs, and 48% natural gas

•                  Reduced average capital expenditures for new wells brought online in 2016 by approximately $1.4 million from 2014 averages to $2.6 million per well, including drilling, completion and facility costs, due to efficiency gains and lower drilling cycle times

•                  Reduced average rig release to rig release drilling cycle times to 13.3 days in 2016 from 22.8 days in 2014

•                  Spud 35 wells and placed 43 wells online in the full year 2016

With respect to SWD capacity, the Company brought eight injection wells online in 2016, all of which dispose of water in formations other than the Arbuckle.  The Company currently disposes of approximately 81,000 barrels (Bbls) per day, or roughly 42% of its produced water, in non-Arbuckle formations.  The Company plans for future SWD wells to be permitted for disposal into formations other than the Arbuckle and currently has 6 wells waiting to be drilled with all permits approved and 2 wells pending permits before the Oklahoma Corporation Commission (OCC). The Company is currently in compliance with OCC requirements and believes its looped saltwater disposal system provides operational flexibility to meet future OCC Arbuckle injection limits without material curtailments of hydrocarbon production.

Anadarko Basin

At year-end 2016, Midstates held about 105,000 net acres in the Anadarko Basin. The Company averaged production of 4,356 Boe per day in the fourth quarter of 2016, of which 35% was oil, 26% NGLs, and 39% natural gas. During the third quarter of 2016, the Company entered into a farm-out agreement for a portion of its primary term Anadarko Basin acreage in western Oklahoma to cost-effectively preserve leasehold rights and to assess the area’s NW Stack potential.

Proved Reserves

Midstates’ estimated proved reserves for year-end 2016 totaled 177.0 MMBoe, up 141% from 73.5 MMBoe at year-end 2015. The Company’s year-end 2016 reserves consisted of 69.6 MMBoe of proved developed reserves and 107.4 MMBoe of proved undeveloped reserves. Total proved reserves were comprised of 35% oil, 21% NGLs, and 44% natural gas. Geographically, 96% are in the Mississippian Lime (which includes the Mississippian Lime and Hunton properties in Oklahoma) and 4% are in the Anadarko Basin in Oklahoma and Texas.  The Company’s proved undeveloped reserves increased substantially year-over-year due to the Company’s recently completed restructuring and improved liquidity as of year-end 2016.  At the end of 2015, the Company was unable to record any PUDs due to SEC rules that prohibit the booking of proved undeveloped reserves if an entity lacks access to the capital resources necessary to develop those reserves.

At year-end 2016, Midstates’ proved reserves, as prepared utilizing SEC pricing, had a net present value discounted at 10% (PV-10) of $578.2 million. The Company’s estimated reserves at year-end 2016 were based on the average of first day of the month prices for oil, NGL, and natural gas, which were $42.75 per Bbl , $15.31 per Bbl, and $2.48 per million BTUs, compared to $50.28 per Bbl, $17.44 per Bbl, and $2.59 per million BTUs, respectively, for 2015.

	Oil (MBls)	Natural Gas (MMcf)	NGLs (MBbls)	Total (MBoe)	PV-10 (in millions)
Mississippian Lime:
Proved developed producing	15,358	162,997	12,673	55,197	$306,623
Proved developed non-producing	1,540	20,335	1,597	6,526	20,553
Proved undeveloped	41,692	270,905	20,523	107,366	216,493
Total	58,590	454,237	34,793	169,089	$543,669
Anadarko Basin:
Proved developed producing	2,800	18,122	2,079	7,899	$34,486
Proved developed non-producing	—	—	—	—	—
Proved undeveloped	—	—	—	—	—
Total	2,800	18,122	2,079	7,899	$34,486
Total Proved	61,390	472,359	36,872	176,988	$578,155

Utilizing February 6, 2017 strip pricing, the Company’s year-end 2016 proved reserves had a PV-10 of approximately $1.1 billion.

Capital Expenditures

In the fourth quarter of 2016, Midstates invested $22 million in drilling, completions and facilities, substantially all of which was in the Mississippian Lime.

The following table provides operational capital spending by area, which excludes capitalized interest, capitalized internal costs, asset retirement costs incurred and expenditures related to other property, plant and equipment, such as furniture and fixtures and capitalized software costs (in thousands):

	For the Three Months Ended December 31, 2016	For the Year Ended December 31, 2016
Mississippian Lime	$21,275	$138,855
Anadarko Basin	422	1,580
Operational capital expenditures incurred	$21,697	$140,435

The Company has adopted a 2017 capital budget of $90 to $100 million based upon a near term one rig drilling program focused solely in the Mississippian Lime. Midstates currently plans to drill 24 to 26 wells during the year.  The Company expects to fully fund the 2017 capital expenditure budget with internally-generated cash flow and currently available cash.

Fresh Start Accounting

Midstates adopted fresh start accounting as of October 21, 2016, the date the Company emerged from its Chapter 11 reorganization. Adopting fresh start accounting results in a new reporting entity for financial reporting purposes and as a result, the Company allocated its reorganization value to its individual assets, including oil and gas property, plant and equipment, based upon their estimated fair values as of that date, and its historical retained deficit was eliminated. Due to the application of fresh start accounting, Midstates’ consolidated financial statements on or after October 21, 2016 are not comparable with its consolidated financial statements prior to that date. References to “Successor” in the following tables refer to the Company after the adoption of fresh start accounting, while references to “Predecessor” refer to the Company prior to that adoption.  References to the “fourth quarter of 2016” herein refer to the operational activities, production, revenue and expenses of both the Successor and Predecessor, subject to any adjustments described elsewhere within this press release. Please refer to the Company’s Current Report on Form 8-K filed on October 27, 2016 for further information regarding Midstates’ emergence from chapter 11 restructuring and its Current Report on Form 8-K filed on January 17, 2017 for further information on the application of fresh start accounting.

Conference Call Information

The Company will host a conference call to discuss fourth quarter and full-year 2016 results on Wednesday, March 8 at 11:00 a.m. Eastern time (10:00 a.m. Central time).  Participants may join the conference call by dialing (877) 645-4610 (for U.S. and Canada) or (707) 595-2723 (International). The conference call access code is 72815675 for all participants. To listen via live web cast, please visit the Investor Relations section of the Company’s website, www.midstatespetroleum.com.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until midnight on April 8, 2017 and can be accessed by dialing (855) 859-2056 (for U.S. and Canada) or (404) 537-3406 (International). The conference call audio replay access code is 72815675 for all participants. The audio replay will also be available in the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements that are not statements of historical fact, including statements regarding the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, resource potential, drilling locations, prospects and plans and objectives of management, are considered forward-looking statements. Without limiting the generality of the foregoing, these statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, the Company gives no assurance that these plans, intentions or expectations will be achieved when anticipated or at all. Moreover, such statements are subject to a number of factors, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These factors include, but are not limited to variations in the market demand for, and prices of, oil and natural gas; uncertainties about the Company’s estimated quantities of oil and natural gas reserves, resource potential and drilling locations; the adequacy of the Company’s capital resources and liquidity; general economic and business conditions; weather-related downtime; failure to realize expected value creation from property acquisitions; uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; risks related to the concentration of the Company’s operations; drilling results; and potential financial losses or earnings reductions from the Company’s commodity derivative positions.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques in oil and liquids-rich basins in the onshore U.S. The Company’s operations are currently focused on oilfields in the Mississippian Lime play in Oklahoma and the Anadarko Basin in Texas and Oklahoma.

*********

Contact:

Midstates Petroleum Company, Inc.

Jason McGlynn, Investor Relations, (918) 947-4614

Jason.McGlynn@midstatespetroleum.com

Reconciliation of PV-10 to the Standardized Measure

Midstates refers to PV-10 as the present value of estimated future net cash flows of estimated proved reserves as calculated in the respective reserve report using a discount rate of 10%. This amount includes projected revenues, estimated production costs and estimated future development costs and estimated cash flows related to future asset retirement obligations (ARO). PV-10 is a financial measure not defined under GAAP. Accordingly, the following table reconciles total PV-10 to the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. Midstates believes the presentation of PV-10 provides useful information because it is widely used by investors in evaluating oil and natural gas companies without regard to specific income tax characteristics of such entities. PV-10 is not a measure of financial or operating performance under GAAP, nor is it intended to represent the current market value of our estimated proved reserves. PV-10 should not be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP. Additionally, standardized measure is based on proved reserves as of fiscal year-end calculated using unweighted arithmetic average first-day-of-the-month prices for the prior 12 months. GAAP does not prescribe any corresponding GAAP measure for PV-10 of reserves adjusted for pricing sensitivities. For these reasons, it is not practicable for us to reconcile PV-10 at strip pricing to GAAP Standardized Measure.

The following table provides a reconciliation of PV-10 to the standardized measure of discounted cash flows (in thousands):

As of December 31, 2016
PV-10	$578,155
Present value of future income tax, discounted at 10%	(48,205)
Standardized measure of discounted future net cash flows	$529,950

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	Successor	Predecessor
	December 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76,838	$81,093
Accounts receivable:
Oil and gas sales	36,988	33,656
Joint interest billing	4,281	12,503
Other	2,456	17,506
Other current assets	3,326	1,044
Total current assets	123,889	145,802
PROPERTY AND EQUIPMENT:
Oil and gas properties, on the basis of full-cost accounting
Proved properties	573,150	3,666,403
Unproved properties not being amortized	65,080	—
Other property and equipment	6,339	14,798
Less accumulated depreciation, depletion, amortization and impairment	(12,974)	(3,157,332)
Net property and equipment	631,595	523,869
OTHER NONCURRENT ASSETS	5,455	9,496
TOTAL	$760,939	$679,167
LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$2,521	$1,904
Accrued liabilities	53,731	91,712
Debt classified as current less unamortized debt issuance costs	—	1,890,944
Total current liabilities	56,252	1,984,560
LONG-TERM LIABILITIES:
Asset retirement obligations	14,200	18,708
Long-term debt	128,059	—
Other long-term liabilities	614	1,965
Total long-term liabilities	142,873	20,673
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Predecessor preferred stock, $0.01 par value, 49,675,000 shares authorized; no shares issued or outstanding at December 31, 2015	—	—
Predecessor series A mandatorily convertible preferred stock, $0.01 par value, 8% cumulative dividends; no shares issued or outstanding at December 31, 2015	—	—
Predecessor common stock, $0.01 par value, 100,000,000 shares authorized; 10,962,105 shares issued and 10,865,814 shares outstanding at December 31, 2015	—	110
Predecessor treasury stock	—	(3,081)
Predecessor additional paid-in-capital	—	888,247
Successor preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding at December 31, 2016	—	—
Successor warrants, 6,625,554 warrants outstanding at December 31, 2016	37,329	—
Successor common stock, $0.01 par value, 250,000,000 shares authorized; 24,994,867 shares issued and 24,994,867 shares outstanding at December 31, 2016	250	—
Successor treasury stock	—	—
Successor additional paid-in-capital	514,305	—
Retained earnings (deficit)	9,930	(2,211,342)
Total stockholders’ equity (deficit)	561,814	(1,326,066)
TOTAL	$760,939	$679,167

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Successor	Predecessor
	For the Period October 21, 2016 through December 31, 2016	For the Period January 1, 2016 through October 20, 2016	For the Year Ended December 31, 2015
REVENUES:
Oil sales	$25,549	$112,628	$217,636
Natural gas liquid sales	8,391	27,473	38,249
Natural gas sales	13,635	48,318	66,823
Gains on commodity derivative contracts—net	—	—	40,960
Other	950	4,809	1,477
Total revenues	48,525	193,228	365,145
EXPENSES:
Lease operating and workover	15,324	52,803	81,473
Gathering and transportation	3,194	14,362	15,546
Severance and other taxes	1,286	5,210	8,605
Asset retirement accretion	210	1,414	1,610
Depreciation, depletion, and amortization	12,974	62,302	198,643
Impairment in carrying value of oil and gas properties	—	232,108	1,625,776
General and administrative	4,864	22,362	38,703
Acquisition and transaction costs	—	—	330
Debt restructuring costs and advisory fees	—	7,590	36,141
Other	—	—	2,121
Total expenses	37,852	398,151	2,008,948
OPERATING INCOME (LOSS)	10,673	(204,923)	(1,643,803)
OTHER INCOME (EXPENSE):
Interest income	—	81	115
Interest expense—net of amounts capitalized	(743)	(66,360)	(163,148)
Reorganization items, net	—	1,594,281	—
Total other income (expense)	(743)	1,528,002	(163,033)
INCOME (LOSS) BEFORE TAXES	9,930	1,323,079	(1,806,836)
Income tax (expense) benefit	—	—	9,641
NET INCOME (LOSS)	$9,930	$1,323,079	$(1,797,195)

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Successor	Predecessor
	For the Period October 21, 2016 through December 31, 2016	For the Period October 1, 2016 through October 20, 2016	For the Three Months Ended December 31, 2015
REVENUES:
Oil sales	$25,549	$7,795	$40,197
Natural gas liquid sales	8,391	2,400	8,503
Natural gas sales	13,635	3,832	14,280
Gains on commodity derivative contracts—net	—	—	5,513
Other	950	487	371
Total revenues	48,525	14,514	68,864
EXPENSES:
Lease operating and workover	15,324	3,283	17,651
Gathering and transportation	3,194	934	4,160
Severance and other taxes	1,286	434	—
Asset retirement accretion	210	98	393
Depreciation, depletion, and amortization	12,974	3,073	40,246
Impairment in carrying value of oil and gas properties	—	7,524	465,825
General and administrative	4,864	3,269	8,786
Acquisition and transaction costs	—	—	74
Debt restructuring costs and advisory fees	—	—	—
Other	—	—	2,058
Total expenses	37,852	18,615	539,193
OPERATING INCOME (LOSS)	10,673	(4,101)	(470,329)
OTHER INCOME (EXPENSE):
Interest income	—	—	35
Interest expense—net of amounts capitalized	(743)	(641)	(41,171)
Reorganization items, net	—	1,536,517	—
Total other income (expense)	(743)	1,535,876	(41,136)
INCOME (LOSS) BEFORE TAXES	9,930	1,531,775	(511,465)
Income tax (expense) benefit	—	—	600
NET INCOME (LOSS)	$9,930	$1,531,775	$(510,865)

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands)

(Unaudited)

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity (Deficit)
Balance as of December 31, 2013 (Predecessor)	$3	$69	$—	$(664)	$871,667	$(531,076)	$339,999
Share-based compensation	—	1	—	—	10,861	—	10,862
Acquisition of treasury stock	—	—	—	(1,928)	—	—	(1,928)
Net income	—	—	—	—	—	116,929	116,929
Balance as of December 31, 2014 (Predecessor)	$3	$70	$—	$(2,592)	$882,528	$(414,147)	$465,862
Share-based compensation	—	3	—	—	5,753	—	5,756
Acquisition of treasury stock	—	—	—	(489)	—	—	(489)
Net loss	—	—	—	—	—	(1,797,195)	(1,797,195)
Conversion of preferred shares	(3)	37	—	—	(34)	—	—
Balance as of December 31, 2015 (Predecessor)	$—	$110	$—	$(3,081)	$888,247	$(2,211,342)	$(1,326,066)
Share-based compensation	—	(6)	—	—	3,045	—	3,039
Acquisition of treasury stock	—	—	—	(53)	—	—	(53)
Net income	—	—	—	—	—	1,323,079	1,323,079
Balance as of October 21, 2016 (Predecessor)	$—	$104	$—	$(3,134)	$891,292	$(888,263)	$(1)
Cancellation of predecessor equity	—	(104)	—	3,134	(891,292)	888,263	1
Balance as of October 21, 2016 (Predecessor)	$—	$—	$—	$—	$—	$—	$—
Issuance of successor common stock	—	247	—	—	510,905	—	511,152
Issuance of successor warrants	—	—	37,329	—	—	—	37,329
Balance as of October 21, 2016 (Successor)	$—	$247	$37,329	$—	$510,905	$—	$548,481
Issuance of successor common stock	—	3	—	—	—	—	3
Share-based compensation	—	—	—	—	3,400	—	3,400
Net income	—	—	—	—	—	9,930	9,930
Balance as of December 31, 2016 (Successor)	$—	$250	$37,329	$—	$514,305	$9,930	$561,814

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Successor	Predecessor
	For the Period October 21, 2016 through December 31, 2016	For the Period January 1, 2016 through October 20, 2016	For the Year Ended December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,930	$1,323,079	$(1,797,195)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gains) losses on commodity derivative contracts—net	—	—	(40,960)
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	—	—	167,669
Asset retirement accretion	210	1,414	1,610
Depreciation, depletion, and amortization	12,974	62,302	198,643
Impairment in carrying value of oil and gas properties	—	232,108	1,625,776
Share-based compensation, net of amounts capitalized to oil and gas properties	2,909	2,564	4,408
Deferred income taxes	—	—	(9,641)
Amortization of deferred financing costs	63	4,587	11,316
Paid-in-kind interest expense	—	3,531	6,415
Amortization of deferred gain on debt restructuring	—	(8,246)	(14,948)
Operating lease abandonment	—	1,574	—
Non-cash reorganization items	—	(1,630,873)	—
Transaction costs for debt restructuring	—	—	34,398
Change in operating assets and liabilities:
Accounts receivable—oil and gas sales	(115)	(2,391)	26,437
Accounts receivable—JIB and other	(1,812)	22,002	22,833
Other current and noncurrent assets	1,783	(5,868)	590
Accounts payable	(1,555)	1,797	(4,176)
Accrued liabilities	(740)	55,160	(20,887)
Other	(3)	(743)	1,095
Net cash provided by operating activities	$23,644	$61,997	$213,383
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	$(23,346)	$(133,307)	$(336,922)
Proceeds from the sale of oil and gas properties	—	—	42,366
Net cash used in investing activities	$(23,346)	$(133,307)	$(294,556)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	$—	$—	$625,000
Proceeds from revolving credit facility	—	249,384	33,000
Repayment of long-term borrowings	—	(60,000)	—
Repayment of revolving credit facility	—	(121,324)	(468,150)
Deferred financing costs	—	(1,250)	(4,254)
Transaction costs for debt restructuring	—	—	(34,398)
Acquisition of treasury stock	—	(53)	(489)
Net cash provided by financing activities	$—	$66,757	$150,709
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$298	$(4,553)	$69,536
Cash and cash equivalents, beginning of period	$76,540	$81,093	$11,557
Cash and cash equivalents, end of period	$76,838	$76,540	$81,093

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Successor	Predecessor
	For the Period October 21, 2016 through December 31, 2016	For the Period October 1, 2016 through October 20, 2016	For the Three Months Ended December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,930	$1,531,775	$(510,865)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gains) losses on commodity derivative contracts—net	—	—	(5,513)
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	—	—	38,564
Asset retirement accretion	210	98	393
Depreciation, depletion, and amortization	12,974	3,073	40,246
Impairment in carrying value of oil and gas properties	—	7,524	465,825
Share-based compensation, net of amounts capitalized to oil and gas properties	2,909	1,289	595
Deferred income taxes	—	—	(600)
Amortization of deferred financing costs	63	92	1,525
Paid-in-kind interest expense	—	—	2,630
Amortization of deferred gain on debt restructuring	—	—	(5,969)
Operating lease abandonment	—	—	—
Non-cash reorganization items	—	(1,560,384)	—
Transaction costs for debt restructuring	—	—	—
Change in operating assets and liabilities:
Accounts receivable—oil and gas sales	(115)	(2,080)	8,254
Accounts receivable—JIB and other	(1,812)	591	(5,460)
Other current and noncurrent assets	1,783	(296)	877
Accounts payable	(1,555)	927	(728)
Accrued liabilities	(740)	640	(53,923)
Other	(3)	504	1,640
Net cash provided by operating activities	$23,644	$(16,247)	$(22,509)
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	$(23,346)	$(4,235)	$(65,346)
Proceeds from the sale of oil and gas properties	—	—	2,198
Net cash used in investing activities	$(23,346)	$(4,235)	$(63,148)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	$—	$—	$—
Proceeds from revolving credit facility	—	—	—
Repayment of long-term borrowings	—	(60,000)	—
Repayment of revolving credit facility	—	(121,324)	—
Deferred financing costs	—	(1,250)	(20)
Transaction costs for debt restructuring	—	—	—
Acquisition of treasury stock	—	—	(13)
Net cash provided by financing activities	$—	$(182,574)	$(33)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$298	$(203,056)	$(85,690)
Cash and cash equivalents, beginning of period	$76,540	$279,596	$166,783
Cash and cash equivalents, end of period	$76,838	$76,540	$81,093

MIDSTATES PETROLEUM COMPANY, INC.

SELECTED FINANCIAL AND OPERATING STATISTICS

(In thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016(1)	2015	2016(1)	2015
Operating Data — Mississippian Lime:
Net production volumes:
Oil (Bbls/day)	6,140	9,158	7,741	10,194
NGLs (Bbls/day)	4,875	5,188	5,231	5,308
Natural gas (Mcf/day)	59,329	65,260	66,278	64,688
Total oil equivalents (MBoe)	1,923	2,320	8,791	9,593
Average daily production (Boe/day)	20,903	25,222	24,018	26,282
Operating Data — Anadarko Basin:
Net production volumes:
Oil (Bbls/day)	1,540	2,165	1,845	2,680
NGLs (Bbls/day)	1,139	1,479	1,222	1,388
Natural gas (MMcf)	10,064	12,145	10,669	12,921
Total oil equivalents (MBoe)	401	521	1,773	2,271
Average daily production (Boe/day)	4,356	5,668	4,845	6,222
Operating Data — Gulf Coast:
Net production volumes:
Oil (Bbls/day)	—	—	—	260
NGLs (Bbls/day)	—	—	—	81
Natural gas (MMcf)	—	—	—	208
Total oil equivalents (MBoe)	—	—	—	137
Average daily production (Boe/day)	—	—	—	375
Operating Data - Combined:
Net production volumes:
Oil (Bbls/day)	7,680	11,323	9,586	13,134
NGLs (Bbls/day)	6,013	6,667	6,453	6,776
Natural gas (Mcf/day)	69,393	77,405	76,948	77,817
Total oil equivalents (MBoe)	2,324	2,842	10,564	12,001
Average daily production (Boe/day)	25,259	30,891	28,863	32,879
Average Sales Prices:
Oil, without realized derivatives (per Bbl)	$47.19	$38.59	$39.38	$45.40
Oil, with realized derivatives (per Bbl)	$47.19	$69.73	$39.38	$74.74
Natural gas liquids, without realized derivatives (per Bbl)	$19.51	$13.86	$15.19	$15.46
Natural gas liquids, with realized derivatives (per Bbl)	$19.51	$13.86	$15.19	$15.46
Natural gas, without realized derivatives (per Mcf)	$2.74	$2.01	$2.20	$2.35
Natural gas, with realized derivatives (per Mcf)	$2.74	$2.86	$2.20	$3.30
Costs and Expenses (per Boe of production):
Lease operating and workover	$8.01	$6.21	$6.45	$6.79
Gathering and transportation	$1.78	$1.46	$1.66	$1.30
Severance and other taxes	$0.74	$—	$0.62	$0.72
Asset retirement accretion	$0.13	$0.14	$0.15	$0.13
Depreciation, depletion and amortization	$6.90	$14.16	$7.13	$16.55
Impairment of oil and gas properties	$3.24	$163.91	$21.97	$135.47
General and administrative	$3.50	$3.10	$2.58	$3.22
Acquisition and transaction costs	$—	$0.03	$—	$0.03
Debt restructuring costs and advisory fees	$—	$—	$0.72	$3.01
Other	$—	$0.72	$—	$0.18

(1)   For illustrative purposes, Midstates has combined the Successor Period and Predecessor Period to derive combined results for the three months ended December 31, 2016 and the year ended December 31, 2016. The combination was generated by addition of comparable financial statement line item captions. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor Period are not comparable to those of the Predecessor Period. The financial information preceding the table above provides the Successor Period and the Predecessor Period GAAP results for the applicable periods. Midstates believes that subject to consideration of the impact of fresh-start accounting, combining the results of the Predecessor Period and Successor Period provide meaningful information about the financial results of Midstates, including production, revenues and costs, that assist a reader in understanding the its financial results for the applicable periods.

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies.  Midstates defines Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, depletion and amortization, property impairments, asset retirement obligation accretion, unrealized derivative gains and losses, reorganization items and non-cash share-based compensation expense. Adjusted EBITDA is not a measure of net income or cash flows as determined by United States generally accepted accounting principles, or US GAAP. Midstates believes that Adjusted EBITDA is useful because it allows it to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Midstates excludes items such as property and inventory impairments, asset retirement obligation accretion, unrealized derivative gains and losses and non-cash share-based compensation expense, net of amounts capitalized, from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flows from operating activities as determined in accordance with US GAAP or as an indicator of its operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Midstates computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Midstates believes that Adjusted EBITDA is a widely-followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables present a reconciliation of Adjusted EBITDA to the US GAAP financial measures of net income (loss) and net cash provided by operating activities, respectively (in thousands):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016 (1)	2015	2016 (1)	2015
Adjusted EBITDA reconciliation to net income (loss):
Net income (loss)	$1,541,705	$(510,865)	$1,333,009	$(1,797,195)
Depreciation, depletion and amortization	16,047	40,246	75,276	198,643
Impairment in carrying value of oil and gas properties	7,524	465,825	232,108	1,625,776
Loss on sale/impairment of field equipment inventory	—	1,981	—	1,997
(Gains) Losses on commodity derivative contracts—net	—	(5,513)	—	(40,960)
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	—	38,564	—	167,669
Income tax expense (benefit)	—	(600)	—	(9,641)
Interest income	—	(35)	(81)	(115)
Interest expense, net of amounts capitalized	1,384	41,171	67,103	163,148
Asset retirement obligation accretion	308	393	1,624	1,610
Reorganization items, net	(1,536,517)	—	(1,594,281)	—
Share-based compensation, net of amounts capitalized	4,198	595	5,473	4,408
Adjusted EBITDA	$34,649	$71,762	$120,231	$315,340

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016 (1)	2015	2016 (1)	2015
Adjusted EBITDA reconciliation to net cash provided by operating activities:
Net cash provided by operating activities	$7,397	$(22,509)	$85,641	$213,383
Changes in working capital	26,023	51,321	(30,923)	(58,293)
Interest income	—	(35)	(81)	(115)
Interest expense, net of amounts capitalized and accrued but not paid	1,384	44,510	71,818	171,681
Operating lease abandonment	—	—	(1,574)	—
Amortization of deferred financing costs	(155)	(1,525)	(4,650)	(11,316)
Adjusted EBITDA	$34,649	$71,762	$120,231	$315,340
Acquisition and transaction costs	—	74	—	330
Debt restructuring costs and advisory fees	—	—	7,590	36,141
Adjusted EBITDA before transaction, restructuring and advisory costs	$34,649	$71,836	$127,821	$351,811

(1)         For illustrative purposes, Midstates has combined the Successor Period and Predecessor Period to derive combined results for the three months ended December 31, 2016 and the year ended December 31, 2016. The combination was generated by addition of comparable financial statement line item captions. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor Period are not comparable to those of the Predecessor Period. The financial information preceding the table above provides the Successor Period and the Predecessor Period GAAP results for the applicable periods. Midstates believes that subject to consideration of the impact of fresh-start accounting, combining the results of the Predecessor Period and Successor Period provide meaningful information about the financial results of Midstates, including production, revenues and costs, that assist a reader in understanding the its financial results for the applicable periods

MIDSTATES PETROLEUM COMPANY, INC.

CASH OPERATING EXPENSES

(In thousands)

(Unaudited)

The below table provides information Midstates believes may be useful to investors who follow the practice of some industry analysts who adjust operating expenses to exclude certain non-cash items. Cash Operating Expenses is not a measure of operating expenses as determined by United States generally accepted accounting principles, or GAAP.  Cash operating expenses include lease operating and workover costs, gathering and transportation fees, severance and other taxes, the cash portion of general and administrative expenses (exclusive of share-based compensation) and other expenses, such as acquisition costs, transaction fees, advisory costs and severance costs.

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016 (1)	2015	2016 (1)	2015

Operating Expenses — GAAP	$56,467	$539,193	$436,003	$2,008,948
Adjustments for certain non-cash items:
Asset retirement accretion	308	393	1,624	1,610
Share-based compensation, net	4,198	595	5,473	4,408
Depreciation, depletion and amortization	16,047	40,246	75,276	198,643
Impairment of oil and gas properties	7,524	465,825	232,108	1,625,776
Other	—	2,058	—	2,121
Cash Operating Expenses — Non-GAAP	$28,390	$30,076	$121,522	$176,390
Cash Operating Expenses — Non-GAAP per BOE	$12.22	$10.58	$11.50	$14.70

Acquisition, transaction costs and advisory costs	$—	$74	$7,590	$36,471
Acquisition, transaction costs and advisory costs, per BOE	$—	$0.03	$0.72	$3.04

Severance and other costs associated with the Houston office closure	$—	$829	$707	$4,789
Severance and other costs associated with the Houston office closure, per BOE	$—	$0.29	$0.07	$0.40

Adjusted Cash Operating Expenses — Non-GAAP	$28,390	$29,173	$113,225	$135,130
Adjusted Cash Operating Expenses — Non-GAAP per BOE	$12.22	$10.26	$10.71	$11.26

(1)         For illustrative purposes, Midstates has combined the Successor Period and Predecessor Period to derive combined results for the three months ended December 31, 2016 and the year ended December 31, 2016. The combination was generated by addition of comparable financial statement line item captions. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor Period are not comparable to those of the Predecessor Period. The financial information preceding the table above provides the Successor Period and the Predecessor Period GAAP results for the applicable periods. Midstates believes that subject to consideration of the impact of fresh-start accounting, combining the results of the Predecessor Period and Successor Period provide meaningful information about the financial results of Midstates, including production, revenues and costs, that assist a reader in understanding the its financial results for the applicable periods